                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              St. Joe Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                      LOGO

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 13, 1997

     The annual meeting of the shareholders of St. Joe Corporation will be held on Tuesday, May 13, 1997, at 10:30 a.m. Eastern Daylight Savings Time, at the Hilton Hotel & Towers, Duval Ballroom A & B, 1201 Riverplace Boulevard, Jacksonville, Florida.

     The meeting will consider the following business which is described in the accompanying Proxy Statement:

          1. Election of Board of Directors to hold office until their successors are elected and qualified. The nominees intended to be presented by the Board of Directors for election are described in the accompanying Proxy Statement.

          2. Approval of a Stock Option Plan which is described in the accompanying Proxy Statement.

          3. Such other business as may properly come before the meeting or any continuance of the meeting.

     The Board of Directors has fixed the close of business on April 1, 1997, as the record date for determining those shareholders who will be entitled to vote at the meeting.

     All shareholders who find it convenient to do so are cordially invited and urged to attend the meeting in person. The holders of a majority of the outstanding shares entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum.

     The attached Proxy Statement contains important information regarding the matters to be acted upon at the Annual Meeting.

     The Annual Report containing financial data and a summary of operations for 1996 is enclosed.

     By order of the Board of Directors.

                                          /s/ Robert M. Rhodes
                                          Robert M. Rhodes
                                          Senior Vice President and General
                                          Counsel

Dated: April 11, 1997

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE PROXY CARD ENCLOSED WITH THIS NOTICE AT YOUR EARLIEST CONVENIENCE.

                              ST. JOE CORPORATION
                             1650 PRUDENTIAL DRIVE
                             JACKSONVILLE, FL 32207

                                                                  April 11, 1997

                                PROXY STATEMENT

     THIS PROXY is being mailed or otherwise furnished to stockholders on or about March 31, 1997, in connection with the solicitation by the Board of Directors of St. Joe Corporation (the "Company"), a Florida corporation, of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held on May 13, 1997, and at any continuation thereof (the "Annual Meeting").

     The address of the Company is 1650 Prudential Drive, Jacksonville, Florida 32207, and the telephone number is (904) 396-6600.

                     SOLICITATION AND REVOCATION OF PROXIES

     The enclosed proxy is being solicited by order of the Board of Directors of the Company for use in connection with the Annual Meeting of the Company's Shareholders to be held May 13, 1997. The expense of printing and mailing this Proxy Statement will be borne by the Company. In addition to solicitation of proxies by mail, the Company may reimburse brokers and other nominees for the expenses of forwarding proxy materials to the beneficial owners of shares held in their names. Directors, officers and employees of the Company may solicit proxies on behalf of the Board of Directors personally by mail, by telephone, or by telecopy, but it is estimated that the expense of any such solicitation will be nominal, and that no compensation will be paid specifically for such solicitation.

     Your proxy may be revoked at any time prior to its being voted by written notice to the Secretary of the Company or by attendance and voting in person at the Annual Meeting by ballot. If your proxy is properly signed and you do not revoke it, your shares will be voted at the Meeting in accordance with your instructions. If no instructions are given, your proxy will be voted in favor of management's proposals.

     It is the Company's policy that all proxies, ballots, and voting tabulations that identify shareholders be kept confidential, except where disclosure may be required by applicable law, where shareholders write comments on their proxy cards, and in limited circumstances such as a proxy contest or other solicitation of proxies.

     Each year, the Board of Directors submits to the shareholders at the Annual Meeting certain proposals. Other proposals may be submitted by the Board of Directors or shareholders for inclusion in the Proxy Statement for action at the Annual Meeting. Any proposal submitted by a shareholder for inclusion in the 1998 Annual Meeting Proxy Statement must be submitted in writing and must be received by Company no later than January 2, 1998. Any such proposals, as well as any questions related thereto, should be directed to the Corporate Secretary.

     At the 1996 Annual Meeting, 79.03% of the outstanding shares of Company's Common Stock were present.

                                 PROPOSAL NO. 1

ELECTION OF DIRECTORS

     At the Annual Meeting, nine Directors of the Company are to be elected to serve until the next annual election and until their successors are duly elected and qualified.

VOTE REQUIRED

     The directors elected shall be the nine persons who receive the greatest number of votes.

NOMINEES

     The nine persons named below are the nominees for election as directors. The enclosed proxy will be voted for the election of these directors unless otherwise indicated by the shareholder. On the following pages there is information on the nine nominees for director, stating, among other things, their name, age and a brief description of their business experience.

     The Board knows of no reason why any nominee for director would be unable to serve as a director. If any nominee should, for any reason, be unable to serve, the shares represented by all valid proxies would be voted for the election of such other persons as the Board of Directors may designate, or the Board may reduce the number of directors to eliminate the vacancy.

JACOB C. BELIN                                               Director since 1953
                                                                     Age 82

     Mr. Belin was President of Company from 1968 to 1984, and Chairman of the Board and Chief Executive Officer from 1982 to June 1991. He is an officer and/or director of the subsidiaries of Company, including Florida East Coast Industries, Inc., a majority owned subsidiary of the Company. Mr. Belin also serves as a Trustee of the Alfred I. duPont Testamentary Trust, and as a member of the Board of Directors of The Nemours Foundation. (See the Section entitled "Voting Securities and Principal Holders Thereof.").

RUSSELL B. NEWTON, JR.                                       Director since 1994
                                                                     Age 72

     Mr. Newton spent his early employment years with BOOZ, ALLEN & HAMILTON, Management Consultants, and as President of Southern Stores, Inc. In 1968, he became President of Charter Oil Company and held that position until 1975, when he became principal owner and Chairman of Kern County Refineries, Inc. Since selling his interest in Kern County Refineries in 1981, Mr. Newton has been an investor in oil, marketing, shipping, public utilities, construction, direct mail solicitation, and cable television. Mr. Newton is Chairman of Timucuan Asset Management Company which is involved in investment portfolio management. Mr. Newton is also a director of East Coast Oil Company and Alliance Mortgage Company, as well as other smaller, closely held companies.

JOHN J. QUINDLEN                                             Director since 1995
                                                                     Age 64

     Mr. Quindlen retired as Senior Vice President and Chief Financial Officer of E. I. duPont de Nemours & Company in 1993. Except for three years he served in the U.S. Navy as a Supply Officer, Mr. Quindlen worked for duPont from 1954 until his retirement, beginning in the Accounting Division of the Treasurer's Department and advancing through various positions within the Finance and Accounting Departments of duPont until reaching the position at which he retired. Mr. Quindlen is a trustee of the Rodney Square Funds, the Kiewit Mutual Fund, the Kalmar Pool Investment Trust, and the Henry Frances duPont Winterthur Museum. He is a director of the Atlantic Aviation Company, and a member of the Finance Council of the Archdiocese of Philadelphia.

WALTER L. REVELL                                             Director since 1994
                                                                     Age 62

     Mr. Revell was Secretary of Transportation for the State of Florida from 1972 to 1975, and then was President, CEO, and Director of Post, Buckley, Schuh and Jernigan, Inc. until 1983. Mr. Revell is presently Chairman of the Board and CEO of H. J. Ross Associates, Inc., a consulting engineering, architectural, and planning firm in Coral Gables, Florida. He is also a Chairman of the Board and CEO of Revell Investments International, Inc, and Infinity Technologies, Inc. Mr. Revell is also a director of Spilliscandela and Partners, Inc., Diacom Industries, Inc., Risk Corp, Inc., and Hotel Copy, Inc., and General Partner of Kraft Forms.

PETER S. RUMMELL                                                     New Nominee
                                                                          Age 51

     Mr. Rummell was appointed Chairman and CEO of the Company in January, 1997. From 1985 until 1996, Mr. Rummell was employed by The Walt Disney Company in a variety of senior executive positions. Most recently he was Chairman of Walt Disney Imagineering, the division responsible for the Company's world wide creative design, real estate and research and development activities. Mr. Rummell served as President of the Arvida Resort Communities Division during 1985. From 1983 until 1985, Mr. Rummell was Vice Chairman of the Rockefeller Center Management Corporation in New York City. Mr. Rummell was general manager and then President of Sawgrass, near Jacksonville, Florida, from 1977 until 1983. Following management positions for the Sea Pines Company in Hilton Head, South Carolina, and the Amelia Island Plantation, Mr. Rummell spent two years at the Ocean Reef Club in Key Largo, Florida.

FRANK S. SHAW, JR.                                           Director since 1995
                                                                     Age 65

     Mr. Shaw is President of Shaw Securities, Inc., a financial services company, and of Cherry Bluff, a North Florida development firm based in Tallahassee, Florida. He is also the former President and owner of Tallahassee Ford. Mr. Shaw is a director of First South Bank; Regional Financial Company and is Chairman of the Board of the Tallahassean, a weekly newspaper. Mr Shaw serves on the Board of Directors of The Southern Scholarship Foundation, Maclay School Foundation, Leon County Library Foundation and the James Madison Institute.

WINFRED L. THORNTON                                          Director since 1968
                                                                     Age 68

     Mr. Thornton was President and Chief Operating Officer of the Company from 1984 to June 1991, at which time he became Chairman of the Board and CEO. He resigned as Chairman of the Board and CEO, effective January 13, 1997. He served as an officer and/or director of each of the subsidiaries of the Company and has been Chairman and/or President of Florida East Coast Industries, Inc., since it was incorporated in 1983. Mr. Thornton is a member of the United States Business and Investural Council and National Right to Work Committee. Mr. Thornton also serves as a Trustee of the Alfred I. duPont Testamentary Trust, and as a member of the Board of Directors of the Nemours Foundation. (See the Section entitled "Voting Securities and Principal Holders Thereof").

JOHN D. UIBLE                                                Director since 1994
                                                                     Age 61

     Mr. Uible was employed by the Charter Company during the years 1958 to 1976 and held a number of top financial positions. In 1976, he became Chairman of the Board and CEO of Jacksonville National Bank and held that position until the bank was merged into Florida National Banks of Florida. Mr. Uible was Chairman of the Board and CEO of Florida National Banks of Florida from 1982 to 1990, when it was acquired by First Union Corporation, Charlotte, North Carolina. Since 1990, Mr. Uible has been an investor and Director of First Union Corporation.

CARL F. ZELLERS, JR.                                         Director since 1995
                                                                     Age 64

     Mr. Zellers is President and a Director of Florida East Coast Industries, Inc. and President and a director of Florida East Coast Railway Company and Gran Central Company.

     RECOMMENDATION OF THE BOARD OF DIRECTORS -- THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ABOVE SLATE OF NOMINEES.

             GENERAL INFORMATION RELATING TO THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS

     The business and affairs of the Company are managed under the direction of the Board of Directors. The Board holds one regular meeting following the Annual Shareholders' meeting and three scheduled quarterly meetings. During 1996, the Board held six meetings, one annual, three quarterly, and two special. To assist it in carrying out its duties, the Board has authority to appoint committees. Under that authority, the Board, during 1996, has five standing committees. All members of the Board of Directors attended at least seventy-five percent (75%) of the total number of Board Meetings and meetings held by committees on which each served.

COMMITTEES OF THE BOARD

     The Audit Committee includes W. L. Revell, Chairman, R. B. Newton, Jr., and
J. J. Quindlen. The Audit Committee recommends to the Board the independent auditors to be engaged by the Company, reviews the engagement including the renumeration to be paid, and reviews with the Company's auditors, on a continuing basis, the plan, scope and results of the Company's audit and such other matters as may be delegated by the Board. The Audit Committee met twice in 1996

     The Compensation Committee includes J. D. Uible, Chairman, and F. S. Shaw, Jr. The Compensation Committee is responsible for assuring that the Chief Executive Officer and other executive officers of the Company are compensated effectively and in a manner consistent with the stated compensation strategy of the Company and the requirements of the appropriate regulatory bodies. The Compensation Committee met once during 1996.

     The Executive Committee includes J. C. Belin, Chairman, R. E. Nedley and W.
L. Thornton. The Executive Committee met 11 times during 1996.

     The Investment and Finance Committee includes J. J. Quindlen, Chairman, R.E. Nedley, F. S. Shaw, Jr. and C. F. Zellers, Jr. J. M. Jones, Jr., Vice President and CFO of the Company, is an ex officio member of the Committee. This Committee is responsible for setting investment policies of the Company and to recommend to the Board changes to be made to these policies. The Investment and Finance Committee met four times during 1996.

     The Pension Committee includes R. E. Nedley, W. L. Thornton and C. F. Zellers. The Plan Administrator, Ronald A. Anderson, under the provisions of the Company's pension plans serves as Chairman of the Pension Committee. The Pension Committee has the responsibility to supervise the operations and administration of the Company's two pension plans. The Pension Committee met five times during 1996.

     During 1996 the Company did not have a Nominating Committee.

     During 1996, the Board appointed R. B. Newton, Chairman, J. J. Quindlen, W.
L. Revell. F. S. Shaw, Jr., and J. D. Uible to serve on a Special Committee. The purpose of this Special Committee is to evaluate a possible transaction with Florida East Coast Industries, Inc. (See the section entitled Certain Transactions, FECI).

     On March 18, 1997, the Board amended the Company's By-laws. The provision of the By-laws which required the Board to appoint an Executive Committee was changed to provide that the Board may establish such committees as are necessary to assist the Board in managing the business affairs of the Company.

                           COMPENSATION OF DIRECTORS

     The Board of Directors has the authority to fix the compensation of directors. During 1996, directors were paid a quarterly retainer of $2,500.00, plus $600.00 for each Board meeting and $400.00 for attendance at Audit, Compensation, and Investment and Finance Committee meetings. Employee directors received $200.00 for each board meeting attended. At its regular meeting held on February 25, 1996, the Board authorized directors who are not employees of the Company to receive a retainer of $25,000.00 per annum and a board or committee meeting fee of $1,250.00. In addition to the standard fees, directors are reimbursed for transportation and other reasonable expenses incident to attendance at Board and Committee Meetings.

                             EXECUTIVE COMPENSATION

     The following table sets forth the annual compensation for Company's Executive Officers whose 1996 total annual compensation exceeded $100,000, as well as the total compensation paid to those executives for the past three (3) years.

                         SUMMARY COMPENSATION TABLE(1)

                                                                                     ALL OTHER
                                                                                    COMPENSATION
      NAME AND PRINCIPAL POSITION        YEAR      SALARY $(2)        BONUS             $(3)
      ---------------------------        ----      -----------      ----------      ------------
W. L. Thornton                           1996      $181,200.00      $30,000.00       $3,975.00
  Chairman of the                        1995       181,800.00       20,000.00        3,810.00
  Board and CEO                          1994       160,350.00              --        3,586.00
J. C. Belin                              1996      $154,200.00              --       $     -0-
  Chairman of the                        1995       150,050.00              --          741.00
  Executive Committee                    1994       144,725.00              --          719.00
R. E. Nedley                             1996      $161,200.00      $15,000.00       $2,230.00
  President and COO                      1995       161,800.00       16,000.00        2,087.00
                                         1994       136,150.00              --        1,652.00
J. M. Jones, Jr.                         1996      $147,000.00      $15,000.00       $2,805.00
  Vice President and                     1995       110,072.00              --        1,125.00
  CFO                                    1994              n/a             n/a             n/a
E. C. Brownlie                           1996      $100,000.00      $ 7,500.00       $2,600.00
  Vice President                         1995              n/a             n/a             n/a
                                         1994              n/a             n/a             n/a

---------------

(1) Includes all executive officers with total annual compensation in excess of $100,000. The table does not include an "Other Annual Compensation" column as no executive officer received an aggregate amount of these items in excess of either $50,000 or 10% of total annual salary. The Company did not have a stock award or option program in 1996.
(2) Includes base salary and directors' fees received from the Company and any subsidiary of the Company.
(3) Includes contributions made by the Company to the Deferred Compensation Plan-401(k) and the ESOP during 1996 as follows:

J. C. Belin     -401(k)  $  -0-     -ESOP - $  -0-
W. L. Thornton  -401(k)  $2,975.00  -ESOP - $1000.00
R. E. Nedley    -401(k)  $1,350.00  -ESOP - $ 880.00
M. J. Jones,
  Jr.           -401(k)  $2,805.00  -ESOP - $  -0-
E. C. Brownlie  -401(k)  $2,100.00  -ESOP - $ 500.00

(4) Under an arrangement approved by the Board of Directors of both St. Joe and FECI, Mr. Thornton's salary and expenses are paid by St. Joe, with FECI reimbursing St. Joe for $20% of his salary and expenses common to both companies, as compensation as Chairman and CEO of FECI. Expenses incurred for the exclusive benefit of either the Company or FECI are borne 100% by the benefitted company. The salary shown in this table represents 100% of Mr. Thornton's salary.

                               EMPLOYEE BENEFIT PLANS

     The Company maintains an employee stock ownership plan, a defined benefit pension plan, and a deferred compensation plan covering substantially all salaries employees of the Company and its participating subsidiaries. Such plans as described in detail below, do not discriminate in favor of directors or executive officers in the nature or level of benefits provided to participants.

     ESOP. The Company maintains an employee stock ownership plan (the "ESOP) which covers all salaried employees of the Company and its participating subsidiaries who have attained age 20 years, 6 months of age and completed 18 months of service. The Company contributes to the ESOP an amount equal to 1/2 of 1% of the aggregate annual compensation paid to participants during the year, subject to a maximum amount of compensation that may be considered under the ESOP of $150,000 per employee for the 1995 plan year. This maximum will be adjusted for future plan years in accordance with Section 401(a)(17)(B) of the Internal Revenue Service Code. Contributions to the ESOP made by the Company are primarily used to purchase Company common stock which is then allocated to the individual accounts of the participants in the ESOP. The normal retirement date under the plan is age 65, however, a participant may elect to early retire upon reaching age 55 and 15 years of service. Distributions may also be made upon termination of employment, death of the participant, disability of the participant or the participant's attainment of age 59 1/2. In 1996, the Company contributed the amounts set forth in footnote (3) in the Summary Compensation Table on behalf of the executive officers shown in that table. The ESOP was terminated, effective December 31, 1996 and distributions to the participates will be made in 1997.

     Pension Plan. The Company maintains a defined benefit pension plan (the "Pension Plan") which covers all salaried employees of the Company and its participating subsidiaries who have attained age 21 and completed one year of service. Upon reaching normal retirement age of 65, each salaried employee with at least five years of service will be eligible to receive annual retirement benefits based on the "50% Joint and Survivors" form of payment (normal form) equal to the product 1.5% of his or her "Final Average Earnings" multiplied by the number of complete years and any monthly fraction thereof. These benefits are not reduced for social security or other benefits received by the participant. A participant may elect to receive actuarially equivalent benefits payable through the "life only", "five or ten year certain and continuous" or the "66 2/3%, 75% or 100% joint and survivor" annuity options, or any other form of payment permitted by law and agreed to by the Pension Committee. "Final Average Earnings" is defined as the greater of the participant's average annual earnings over the 60 or 120 month period immediately preceding the participant's retirement, termination, disability or death. Earnings used in the aforementioned calculation are substantially the same as those disclosed in the Summary Compensation Table on page 8. Employees who have reached age 55 with 15 years of credited service may elect to receive retirement benefits for life as set forth above, reduced by 1/2 of 1% for each month by which the early retirement date precedes the normal retirement date.

     The following table shows estimated annual benefits payable under the Pension Plan upon retirement to participants using specified average annual earnings and years of service assuming the normal form of payout is selected.

FINAL ANNUAL EARNINGS                                     15       20       25       30       35
---------------------                                   ------   ------   ------   ------   ------
$ 50,000..............................................  11,150   15,000   18,750   22,500   26,250
  75,000..............................................  16,875   22,500   28,125   33,750   39,375
 100,000..............................................  22,500   30,000   37,500   45,000   52,500
 125,000..............................................  28,125   37,500   46,875   56,250   65,625
 150,000..............................................  33,000   45,000   56,250   67,500   78,750

     The years of service credited for retirement purposes as of December 31, 1996 for the individuals listed in the Summary Compensation Table are:

J. C. Belin.................................................   58
W. L. Thornton..............................................   13
R. E. Nedley................................................   34
J. M. Jones, Jr.............................................    0
E. C. Brownlie..............................................   34

     See the Section entitled Certain Transactions, Early Retirement Program for additional information regarding the Pension Plan.

     Deferred Compensation Plan. The Company maintains a deferred compensation plan (the "401(k)") which covers all salaried employees of the Company and its participating subsidiaries who elect to have their salary reduced by up to 6% and have that money contributed into the 401(k) and invested as directed by the participant. The five accounts available are three mutual funds and common stock of either the Company or FECI. The Company matches the employee contribution $1.00 for $1.00 for the first $500; $0.75 per $1.00 for the next $300.00, $.50 for the next $300.00; and $0.25 per $100 for the excess of $1,100 up to the maximum allowed contribution of 6%. Under certain conditions the 401(k) plan allows a participant to borrow from the fund. The funds are normally paid out in a lump sum in the case of death, termination, disability, retirement or after attainment of age 59 1/2. In 1996 the Company contributed the amounts set forth in footnote (3) in the Summary Compensation Table on behalf of the executive officers shown in that table.

                         COMPENSATION COMMITTEE REPORT

     The Compensation Committee is responsible for reviewing and approving the compensation policies and programs for the Company's executive officers including the Company's officers named in the Summary Compensation Table. The Compensation Committee members of the Board of Directors, who are all independent non-employee directors and have no interlocking relationships as defined by the Securities and Exchange Commission, were chosen because of their business backgrounds and to ensure that the interests of the shareholders are being served as it relates to all matters of executive compensation. This report covers the actions of the Committee regarding the compensation of the executive officers for 1996 and prospectively for 1997.

     In reviewing performance for 1996 to determine appropriate performance based bonuses, the committee used a discretionary process. The key factors that the Committee considered in making their determination was the progress the Company had made in developing and executing a new St. Joe strategy. Given Mr. Thornton's significant contributions in these areas, the Committee elected to provide a bonus of $30,000.00 (16.7% of base salary) to Mr. Thornton. Also based on these same criteria, the Committee approved an increase in base salary from $180,000.00 to $185,000.00 (2.8%) effective as of January 1, 1997.

     Bonuses were paid to three additional executive officers based on the same criteria as for the CEO. These bonuses ranged from approximately 7.5% to 10% of base salary. In addition, the base salary of one other executive officer was increased by approximately 1.3%.

     Early in 1997, working with Mr. Rummell who was elected CEO effective January 7, 1997, and a nationally recognized outside consulting firm, the Compensation Committee reexamined its compensation philosophy striving to more closely align the compensation of the executive officers with company performance and the interests of shareholders. The main tenants of the revised compensation philosophy are:

     - Base salaries at the median of comparable companies that generate value from the management of substantial assets

     - Provide for a competitive but conservative annual incentive based on company and individual performance

     - Provide for the granting of stock options in order to align the interests of the executives with shareholders

     In accordance with this revised philosophy, the Committee is proposing that shareholders approve the 1997 Stock Incentive Plan (see Proposal No. 2 for more information on the Incentive Plan.

  Deductibility of Compensation

     Section 162(m) of the Internal Revenue Code generally limits the company's tax deduction to $1,000,000 for compensation paid to the CEO and the four most highly compensated executive officers who are executive officers as of the last day of the applicable year. Exceptions are made, however, for "performance-based" compensation. For 1996, the Committee believes that all compensation paid to executive officers is fully deductible.

     Awards under the new 1997 Stock Incentive Plan, if approved by shareholders, will satisfy the 162(m) requirements for performance-based compensation. The new annual incentive plan in place for 1997 will not satisfy the 162(m) requirements for performance-based compensation. The Committee views the potential loss of tax deductibility for these awards as relatively minor and not material. The Committee retains the discretion to pay non-deductible compensation if it believes that it would be in the best interest of the company and its shareholders.

          Submitted by the Compensation Committee.

               J. D. Ubile, Chairman

                               PERFORMANCE GRAPH

     The following performance graph compares the Company's cumulative shareholder returns for the period February 28, 1992 through February 28, 1997 assuming $100 invested on February 28, 1992 in the Company's common stock, in the Russell 1000 Index and in the Standard & Poor's Paper and Forest Products Index.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS*

                                                                              S&P PAPER &
        MEASUREMENT PERIOD               ST. JOE                            FOREST PRODUCTS
      (FISCAL YEAR COVERED)            CORPORATION     RUSSELL 1000 INDEX        INDEX
2/28/92                                           100                 100                100
2/28/93                                        107.02              107.82             109.37
2/28/94                                        146.89              114.13             121.11
2/28/95                                        163.59              118.49             129.33
2/28/96                                        168.26              156.06             128.88
2/28/97                                        214.81              190.19             148.24

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The Board of Directors of the Company has designated April 1, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. As of April 1, 1997, the Company has sixty million (60,000,000) authorized and 30,565,937 shares outstanding of Common Stock, no par value, which is its only voting security. Each share is entitled to one vote at the Meeting. The following table sets forth information as of March 31, 1997 with respect to persons known by the Company to be the beneficial owners of more than five percent (5%) of its outstanding common stock:

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

                                                                                 PERCENT OF
                      NAME AND ADDRESS                        NUMBER OF SHARES    CLASS(1)
                      ----------------                        ----------------   ----------
Alfred I. duPont Testamentary Trust(2)(3)...................     21,291,900         69.8
  P. O. Box 1380
  Jacksonville, FL 32201
State Farm Mutual Automobile Insurance Company(4)...........      1,720,600          5.6
  One State Farm Plaza
  Bloomington, Illinois 61710
Franklin Resources Inc.(5)..................................      1,573,675          5.2
  Charles B. Johnson
  Rupert H. Johnson
  777 Mariners Island Blvd.
  San Mateo, CA 94404

---------------

(1) All percentages are rounded to the nearest tenth of one percent.
(2) The Trust owns 20,547,764 shares in its name and The Nemours Foundation owns 744,136 in its name. The Trustees constitute the entire Board of Directors of The Nemours Foundation and, therefore, have sole voting and sole dispositive power over these shares.
(3) Under the provisions of the Will creating the Trust, the Trustees of the Trust having the power to vote the shares of stock specified above are J. C. Belin, Alfred duPont Dent, Herbert Peyton, John Porter, W. T. Thompson, III,
    W. L. Thornton and NationsBank of Florida, a subsidiary of NationsBank corporation. A majority of the Trustees have the right to vote all the stock of the Company owned by the Trust. In addition to the Trust, NationsBank Corporation and its subsidiaries have sole voting power of 3,850 shares.
(4) According to a Schedule 13G filed with the Securities and Exchange Commission, as of December 31, 1996, State Farm Mutual Automobile Insurance Company owns 761,300 shares and State Farm Employee Retirement Trust owns 959,300 shares of the Company's stock. The Board of Directors of State Farm Automobile Insurance Company and the Trustees of State Farm Employees Retirement Trust have sole voting and sole dispositive power over the shares of Common Stock each owns.
(5) According to a Schedule 13G filed with the Securities and Exchange Commission, as of December 31, 1996, the above shares are beneficially owned by one or more open or closed end investment companies or other managed accounts which are advised by direct and indirect advisory subsidiaries (the "Advisory Subsidiaries") of Franklin Resources, Inc. ("FRI"). Such advisory contracts grant to such Advisory Subsidiaries all voting and investment power over the securities owned by such advisory clients. Therefore, such Advisory Subsidies may be deemed to be, for purposes of Rule 13d-3 under the Securities Exchange Act of 1934, the beneficial owner of the securities listed above.
    Charles B. Johnson and Rupert H. Johnson, Jr. (the "Principal Shareholders") each own in excess of 10% of the outstanding Common Stock of FRI and are the principal shareholders of FRI. FRI and the Principal Shareholders may be deemed to be, for purposes of Rule 13d-3 under the 1934 Act, the beneficial owner of securities held by persons and entities advised by FRI and it subsidiaries. FRI, the Principal Shareholders and each of the Advisor Subsidiaries has disclaimed any economic interest or beneficial ownership in any of the above shares.

     According to the Schedule 13G, Templeton Global Advisors Limited has the sole power to vote or to direct the vote and the sole power to dispose or direct the disposition of 1,145,500 shares and Franklin Mutual Advisors, Inc. has the sole power to vote or to direct the vote and the sole power to dispose or direct the disposition of 428,175 shares of the Company's stock.

                        SECURITY OWNERSHIP OF MANAGEMENT

     Shown below is information concerning the beneficial ownership of the Company's Common Stock for each director and for all directors and officers as a group as of December 31, 1996. Under Rules of the Securities and Exchange Commission, beneficial ownership and quotes is deemed to include shares for which the individual, directly or indirectly, has or shares voting and/or dispositive power.

                                                  SOLE VOTING        SHARED VOTING     PERCENT OF
NAME                                           DISPOSITIVE POWER   DISPOSITIVE POWER    CLASS(1)
----                                           -----------------   -----------------   ----------
J. C. Belin..................................        9,255            21,291,900(2)       69.8
E. C. Brownlie...............................                                291(3)       *
J. M. Jones, Jr..............................                                154(3)       *
R. E. Nedley.................................                                125          *
R. B. Newton, Jr.............................        2,000                                *
W. L. Revell.................................          100                                *
J. J. Quindlen...............................          200                                *
W. L. Thornton...............................                         21,293,629(2)(3)    69.8
J. D. Uible..................................        1,000                                *
Directors and Officers as a Group............       63,239(4)         21,306,414(2)(5)    69.9

---------------

(1) All percentages are rounded to the nearest tenth of one percent. An asterisk(*) indicates that the percentage is less than one-half of one percent.
(2) Includes 20,547,764 shares or 67.3% of the Company's common stock owned by the Trust of which the named individuals are trustees and 744,136 shares or 2.5% owned by The Nemours Foundation of which the named individuals are directors.
(3) Includes shares held in the accounts of the named individuals in the St. Joe Paper Company Salary Deferral Plan "the Salary Deferral Plan" for which the participants have sole dispositive power and the trustee of the Plan has sole voting power. Of the shares shown for W. L. Thornton, 729 are held in the Salary Deferral Plan.
(4) Includes 52,784 (.17%) shares held in the St. Joe Paper Company Employee Stock Ownership Plan for which the trustee of the Plan has sole voting and dispositive power.
(5) Includes 13,944 (.05%) shares held in the Salary Deferral Plan for which the Trustee of the Plan has sole voting power and the participants have sole dispositive power. The trustee of this plan and the St. Joe Paper Company Employee Stock Ownership Plan is Ronald A. Anderson, Corporate Secretary of the Company.

                              CERTAIN TRANSACTIONS

EMPLOYMENT AGREEMENTS

     PETER S. RUMMELL. On January 7, 1997, the Company entered into an Employment Agreement (the "Agreement") with Peter S. Rummell, its Chairman of the Board and Chief Executive Officer. The Agreement has a five-year term but may be terminated earlier under certain circumstances. The Agreement provides for a salary of not less than $600,000 per year and a performance-based incentive bonus ranging from 0% to 100% of salary, except that the potential bonus for the year 1997 is $250,000 and is contingent upon the timely submission to, and acceptance by, the Board of Directors, of a business plan for the Company. The Agreement also provides for the reimbursement of relocation costs and related income taxes.

     Pursuant to the Agreement, the Company has granted Mr. Rummell an option to purchase 1.2 million shares of the Company's Common Stock under the Company's 1997 Stock Incentive plan (the "Incentive Plan"). (See "Proposal No. 2 for more information on the Incentive Plan). The exercise price of the option is $64.50 per share, which was equal to the closing price of the Company's Common Stock on the day preceding the execution of the Agreement. The exercise price is adjusted equitably in the event that the Company makes a partial liquidation distribution to its shareholders. The option becomes exercisable in equal installments on the first five anniversaries of the date of grant, but the entire option becomes exercisable in the event that the Company terminates Mr. Rummell's employment without cause, in the event of Mr. Rummell's death or in the event that the Company is subject to a change in control. (See "Proposal Number 2" for a summary of the definition of "change in control.") In the event that the Company terminates Mr. Rummell's employment because of his disability, the option becomes exercisable to the extent it would have become exercisable within 12 months after the termination if employment had continued. The option expires 10 years after the date of grant or two years after Mr. Rummell's death, whichever is earlier.

     Under the Agreement, the Company has also granted Mr. Rummell 67,287 restricted shares of its Common Stock under the Incentive Plan. The restricted shares are intended to compensate Mr. Rummell for the value of the stock options he forfeited upon resigning his position with his former employer, based on the closing prices of the two Companys' Common Stock on the day preceding the execution of the Agreement. The restricted shares vest in equal installments on the first five anniversaries of the date of grant but the entire award vests in the event that the Company terminates Mr. Rummell's employment without cause, in the event of Mr. Rummell's death or disability or in the event that the Company is subject of a change in control. If Mr. Rummell's employment terminates for any other reason, he forfeits any restricted shares that have not vested.

     The Company may terminate Mr. Rummell's employment at any time for cause (as defined in the Agreement), in which event no further compensation is due. The Company may also terminate Mr. Rummell's employment if he has been disabled for more than six months, in which event no further cash compensation is due but benefit coverage continues for the remaining term of the Agreement and the option and restricted shares vest to the extent described above. Following a change in control, Mr. Rummell may resign for good reason and receive his salary for the balance of the term of the Agreement., "Good Reason" means a demotion, a reduction in compensation or a relocation. For one year following a resignation for good reason, the Agreement precludes Mr. Rummell from competing with the Company in certain respects.

     ROBERT M. RHODES. On February 25, 1997, the Board of Directors approved an Employment Agreement (the "Agreement") with Robert M. Rhodes, the Company's Senior Vice President and General Counsel. The Agreement provides that Mr. Rhodes is an employee "at will". The Agreement provides for a salary of $275,000.00 and a performance based incentive bonus ranging from 0% to 60% of salary, except that the potential bonus for 1997 is not less than $100,000. The Agreement also provides for the reimbursement of relocation costs and related income taxes.

     Pursuant to the Agreement, the Company has granted Mr. Rhodes an option to purchase 50,000 shares of the Company's Common Stock under the Company's 1997 Stock Incentive Plan (the "Incentive Plan"). (See "Proposal No. 2" for more information on the Incentive Plan). The exercise price of the option is $77.50 per share, which was equal to the closing price of the Company's Common Stock on the day preceding Mr. Rhodes first day of employment. The exercise price is adjusted equitably in the event that the Company makes a partial liquidation distribution to its shareholders. The option becomes exercisable in equal installments on the first five anniversaries of the date of grant, but the entire option becomes exercisable in the event that the Company terminates Mr. Rhodes employment without cause, in the event of Mr. Rhodes's death or in the event that the Company is subject to a change in control. (See "Proposal No. 2" for a summary of the definition of "change in control.") The option expires 10 years after the date of grant.

     The Agreement provides that, in the event the Company terminates Mr. Rhodes's employment for any reason other than for cause or disability, Mr. Rhodes will receive severance pay in a lump sum in an amount equal to 150% of Mr. Rhodes salary, plus 50% of any bonus awarded to Mr. Rhodes in the year prior to the termination. However, if the termination occurs within 12 months after a change in control (See "Proposal No. 2" for a summary of the definition of "change in control.") Mr. Rhodes will receive severance pay in a lump sum in an amount equal to 200% of Mr. Rhodes's salary, plus 75% of any bonus awarded to Mr. Rhodes in the year prior to the termination.

     MICHAEL F. BAYER. On February 25, 1997, the Board of Directors approved an Employment Agreement (the "Agreement") with Michael F. Bayer, the Company's Vice President -- Human Resources and Administration. The Agreement provides that Mr. Bayer is an employee "at will". The Agreement provides for a salary of $167,500.00 and a performance based incentive bonus ranging from 0% to 60% of salary. The Agreement also provides for the reimbursement of relocation costs and related income taxes.

     Pursuant to the Agreement, the Company has granted Mr. Bayer an option to purchase 25,000 shares of the Company's Common Stock under the Company's 1997 Stock Incentive Plan (the "Incentive Plan"). (See "Proposal No. 2" for more information on the Incentive Plan). The exercise price of the option is $74.50 per share, which was equal to the closing price of the Company's Common Stock on the day preceding the day the Board approved the Agreement. The exercise price is adjusted equitably in the event that the Company makes a partial liquidation distribution to its shareholders. The option becomes exercisable in equal installments on the first five anniversaries of the date of grant, but the entire option becomes exercisable in the event that the Company terminates Mr. Bayer employment without cause, in the event of Mr. Bayer's death or in the event that the Company is subject to a change in control. (See "Proposal No. 2" for a summary of the definition of "change in control.") The option expires 10 years after the date of grant.

     The Agreement provides that, in the event the Company terminates Mr. Bayer's employment for any reason other than for cause or disability, Mr. Bayer will receive severance pay in a lump sum in an amount equal to 100% of Mr. Bayer's salary, plus 50% of any bonus awarded to Mr. Bayer in the year prior to the termination. However, if the termination occurs within 12 months after a change in control (See "Proposal No. 2" for a summary of the definition of "change in control.") Mr. Bayer will receive severance pay in a lump sum in an amount equal to 100% of Mr. Bayer's salary, plus 75% of any bonus awarded to Mr. Bayer in the year prior to the termination.

     J. MALCOM JONES. The Company has granted Mr. Jones an option to purchase 25,000 shares of the Company's Common Stock under the Company's 1997 Stock Incentive Plan (the "Incentive Plan"). (See "Proposal No. 2" for more information on the Incentive Plan). The exercise price of the option is $74.50 per share, which was equal to the closing price of the Company's Common Stock on the day preceding the day the Board approved the Grant. The exercise price is adjusted equitably in the event that the Company makes a partial liquidation distribution to its shareholders. The option becomes exercisable in equal installments on the first five anniversaries of the date of grant. The option expires 10 years after the date of grant.

EARLY RETIREMENT PROGRAM

     On February 25, 1997, the Board of Directors adopted a resolution amending the Company's Pension Plan. Effective March 1, 1997, the Plan was amended as follows:

          1. Effective for participants who are active employees of the Corporation on or after March 1, 1997, benefit service shall be credited for periods of employment with any company in which the Corporation owned 50% or more of the common stock during such periods of employment.

          2. Effective for participants who are active employees of the Corporation on or after March 1, 1997, a participant who has attained age 62 and has earned 30 or more years of vesting service, or whose age and years of vesting service when added together equal at least 92, shall be eligible to retire and receive the Accrued Benefit not reduced for early payment.

          3. Effective March 1, 1997, enhanced early retirement benefits shall be offered to all participants who are active employees as of February 28, 1997, who have attained age 55 and earned 27 or more years of vesting service, or whose age and vesting service, when added together, equal at least 82 ("rule of 82" retirement), and who elect to retire on or before June 30, 1997, or 45 days after the employee's receipt of written notification of eligibility for such enhanced benefits, if later. Any employee who is still employed but disabled shall be presumed to be age 60 for purposes of the age-plus-service eligibility test.

          The enhanced retirement benefits shall include:

             (a) benefit service credit granted as if the participant's employment had continued until the normal retirement date;

             (b) earnings during the additional period of benefit service deemed to continue at the participant's current salary rate (excluding any bonuses) for purposes of determining final average earnings;

           (c) immediate payment of the accrued benefit, unreduced for early payment commencement;

             (d) a temporary Social Security supplement of 80% of the participant's current estimated Primary Social Security amount payable monthly until the participant attains age 62, and in the event of the participant's earlier death, the remainder of such monthly payments payable in a single sum to the participant's designated beneficiary;

             (e) a temporary supplement of $500.00 per month for participants with dependents, or $250.00 per month for single participants payable monthly until the participant attains age 65, and in the event of the participant's earlier death, continuing to be payable to the participant's beneficiary until the date the participant would have attained age 65. The intent of the supplement is to approximate the before-tax-cost of a premium for medical insurance.

          4. Effective March 1, 1997, enhanced early retirement benefits shall be offered to all participants who are active employees as of February 28, 1997, who have attained age 55 and earned 15 or more years of vesting service, or whose age and vesting service, when added together, equal at least 70 ("rule of 70" retirement), and who elect to retire on or before June 30, 1997, or 45 days after the employee's receipt of written notification of eligibility for such enhanced benefits, if later.

          The enhanced retirement benefits shall include:

             (a) five years of benefit service credit granted as if the participant's employment had continued for five years;

             (b) Earnings during the additional period of benefit service deemed to continue at the participant's current salary rate (excluding any bonuses) for purposes of determining final average earnings;

             (c) immediate payment of the accrued benefit, unreduced for early payment commencement.

INTERIM SEVERANCE PROGRAM

     On February 25, 1997, the Board of Directors approved an Interim Severance Program. The program is available to all employees (including early and regular retirees) who elect to leave employment with the Company prior to May 2, 1997. These employees will receive a severance payment equivalent to two weeks of salary at their regular rate times their number of years of service, with a minimum of six weeks pay and a maximum of 40 weeks pay. Partial years will be credited on a prorated quarterly formula. The Company will provide COBRA coverage at Company cost for 18 months or until the employee is covered by another plan, whichever comes first. All accrued vacation is included in the severance payment.

FLORIDA EAST COAST INDUSTRIES, INC.

     Florida East Coast Industries, Inc. (FECI), in which the Company beneficially owns 54% of the outstanding shares of common stock, appointed a Special Committee of the Board of Directors (the "FECI Special Committee") to consider whether its railroad transportation business now owned by its wholly owned subsidiary, Florida East Coast Railway Company (FEC), should be disposed of in a merger or sale transaction. The FECI Special Committee reached the conclusion that a disposition should be pursued but only under certain conditions. The FECI Special Committee advised the Company that the FECI Special Committee would not pursue a disposition of the railroad unless the FECI Special Committee had adequate assurance that the remaining business of FECI, the real estate operations conducted by its wholly owned subsidiary, Gran Central Corporation (GCC), could also be disposed of on acceptable terms.

     The FECI Special Committee has recognized that it might be possible for FECI to merge with another company with substantial railroad operations in a transaction in which no gain or loss would be recognized to FECI or its shareholders. FECI believes that the likelihood of such a merger is significantly lessened as long as GCC remains a FECI subsidiary. The Company has indicated to FECI that, if a merger of FECI with another corporation, on terms acceptable to the Company, would be facilitated by an exchange of GCC stock for the FECI stock held by the Company, the Company would be willing to consider a tax free exchange of shares of FECI stock it owns for all of the shares of GCC stock held by FECI.

     The Company and FECI each hired an appraisal firm to assist in evaluating the property of GCC, and the Company and FECI have conducted negotiations on the possible terms of an exchange. The terms of an exchange have not yet been agreed upon; and before proceeding with discussions concerning either the acquisition of GCC or the disposition of FECI's railroad transportation business, the Special Committee of the Company's Board of Directors is providing the Company's new Chairman and Chief Executive Officer an opportunity to review the possible transactions and report his views to the Special Committee. Accordingly, there can be no assurance when, if and on what terms the Company may acquire GCC from FECI or a disposition of FEC may be made.

     President Clinton's Proposed Fiscal 1998 Budget and implementing legislation (the "Proposed Budget") and could have a substantial and adverse effect upon a merger of FECI with another company subsequent to the acquisition of GCC common stock by the Company in exchange for FECI common stock. The Proposed Budget would amend current laws to provide that a merger of FECI with another company within two years of the exchange of GCC common stock for FECI common stock, pursuant to which the FECI shareholders would own less than fifty percent of the voting power, and less than fifty percent of the value of the stock of the surviving company, could cause FECI to recognize gain on the exchange of the GCC common stock. The gain would be measured by the difference between the fair market value of the GCC common stock and FECI's adjusted tax basis in such stock. If enacted, the Proposed Budget would be effective for distributions made after the date of first Congressional Committee action to amend the current law. There can be no assurance that the Proposed Budget will be enacted by Congress, and if enacted, the final form of the legislation.

     Accordingly, there can be no assurance when, if, and on what terms a transaction including FECI and another corporation may be made, or sale of FEC or GCC, may be made. Also, there can be no assurance when, if and on what terms the Company may acquire GCC from FECI.

                                 PROPOSAL NO. 2

                   APPROVAL OF THE 1997 STOCK INCENTIVE PLAN

     HISTORY OF THE PLAN. The Company's 1997 Stock Incentive Plan (the "Incentive Plan") was adopted by the Board of Directors in January of 1997. It became effective on January 7, 1997, subject to the approval of the shareholders. The Board of Directors may amend or terminate the Incentive Plan at any time and for any reason. Amendments require the approval of the Company's shareholders only to the extent provided by applicable laws, regulations or rules.

     The key provisions of the Incentive Plan are summarized below. This summary, however, is not intended to be a complete description of all terms of the Incentive Plan. A copy of the plan text will be furnished to any shareholder upon request. Such a request should be directed to the Corporate Secretary at the Company's principal executive office.

     ADMINISTRATION AND ELIGIBILITY. The Incentive Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee also selects the individuals who receive awards, determines the size of any award and establishes any vesting or other conditions. Employees and non-employee directors of the Company are eligible to participate in the Incentive Plan, although incentive stock options may be granted only to employees.

     FORM OF AWARDS. The Incentive Plan provides for awards in the form of restricted shares or options. No payment is required upon receipt of an award, except that a recipient of newly issued restricted shares may be required to pay the par value of such restricted shares to the Company.

     RESTRICTED SHARES. Restricted shares are shares of Common Stock that are subject to forfeiture in the event that the applicable vesting conditions are not satisfied Restricted shares have the same voting and dividend rights as other shares of Common Stock.

     OPTIONS. Options may include nonstatutory stock options ("NSOs") as well as incentive stock options ("ISOs") intended to qualify for special tax treatment. The term of an option cannot exceed 10 years, and the exercise price must be equal to or greater than the fair market value of the Common Stock on the date of grant. As of March 31, 1997, the closing price of the Company's Common Stock on the New York Stock Exchange Composite Transactions Report was $73 7/8 per share.

     The exercise price of an option may be paid in any lawful form permitted by the Compensation Committee, including (without limitation) a full-recourse promissory note or the surrender of shares of Common Stock or restricted shares already owned by the optionee. The Compensation Committee may likewise permit optionees to satisfy their withholding tax obligation upon exercise of an NSO by surrendering a portion of their option shares to the Company. The Incentive Plan also allows the optionee to pay the exercise price of an option by giving "exercise/sale" or "exercise/pledge" directions. If exercise/sale directions are given, a number of option shares sufficient to pay the exercise price and any withholding taxes is issued directly to a securities broker selected by the Company, who, in turn, sells these shares in the open market. The broker remits to the Company the proceeds from the sale of these shares, and the optionee receives the remaining option shares. If exercise/pledge directions are given, the option shares are issued directly to a securities broker or other lender selected by the Company. The broker or other lender holds the shares as security and extends credit for up to 50% of their market value. The loan proceeds are paid to the Company to the extent necessary to pay the exercise price and any withholdings taxes. Any excess loan proceeds may be paid to the optionee. If the loan proceeds are insufficient to cover the exercise price and withholding taxes, the optionee is required to pay the deficiency to the Company at the time of exercise.

     The Committee may at any time offer to buy out an outstanding option for cash or give an optionee the right to surrender his or her option for cash.

     VESTING CONDITIONS. As noted above, the Compensation Committee determines the number of restricted shares or options to be included in the award as well as the vesting and other conditions. The vesting conditions may be based on the length of the recipient's service, his or her individual performance, the Company's performance or other appropriate criteria. Vesting may be accelerated in the event of the recipient's death, disability or retirement or in the event of a change in control with respect to the Company.

     For purposes of the Incentive Plan, the term "change in control" means generally that (i) any person or group, other than the Alfred I. duPont Testamentary Trust (the "Trust"), and the Nemours Foundation (the "Foundation"), acquires 30% or more of the outstanding voting stock of the Company and the Trust and the Foundation no longer own more voting stock than such person or group, (ii) the Company is a party to a merger or similar transaction as a result of which the Company's shareholders own 50% or less of the surviving entity's voting securities or (iii) shareholders other than the Trust and the Foundation cause a change of 50% or more in the composition of the Board of Directors in a contested election of directors. For purposes of the Incentive Plan, no "change in control" can occur as long as the combined ownership of the Trust and the Foundation exceeds 50% of the Company's outstanding voting stock.

     MODIFICATION OF AWARDS. The Compensation Committee is authorized, within the provisions of the Incentive Plan, to amend the terms of outstanding restricted shares, to modify or extend outstanding options or to exchange new options for outstanding options, including outstanding options with a higher exercise price than the new options.

     GRANTS TO NON-EMPLOYEE DIRECTORS. Members of the Company's Board of Directors who are not employees of the Company may receive option grants under the Incentive Plan. The exercise price of all options that may be granted to non-employee directors is equal to the market value of Common Stock on the date of grant.

     NUMBER OF RESERVED SHARES. The total amount of restricted shares and options available for grant under the Incentive Plan is 1.85 million (subject to anti-dilution adjustments). If any restricted shares or options are forfeited, or if options terminate for any other reason prior to exercise, then they again become available for awards. No individual may receive options covering more than one million shares in any calendar year (subject to anti-dilution adjustments), except that the limit is 1.5 million for a new employee in the year in which he or she is hired.

     Awards under the Incentive Plan are discretionary. Therefore, it is not possible to determine the benefits what will be received in the future by participants in the Incentive Plan or the benefits that would have been received by such participants if the Incentive Plan had been in effect in 1996. To date, the following options have been granted under the Incentive Plan (subject to shareholder approval):

                               NEW PLAN BENEFITS

                           1997 STOCK INCENTIVE PLAN

                                                               NUMBER OF SHARES
GROUP                                                         COVERED BY OPTIONS
-----                                                         ------------------
All Current Executive Officers as a Group...................     1.3 million

     FEDERAL INCOME TAX CONSEQUENCES OF OPTIONS. Neither the optionee nor the Company incurs any federal tax consequences as a result of the grant of an option. The optionee has no taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and the Company receives no deduction when an ISO is exercised. Upon exercising an NSO, the optionee generally must recognize ordinary income equal to the "spread" between the exercise price and fair market value of Common Stock on the date of exercise; the Company ordinarily will be entitled to a deduction for the same amount. In the case of an employee, the option spread at the time an NSO is exercised is subject to income tax withholding, but the optionee generally may elect to satisfy the withholding tax obligation by having shares of Common Stock withheld from those purchased under the NSO. The tax treatment of a disposition of option shares acquired under the Incentive Plan depends on how long the shares have been held and on whether such shares were acquired by exercising an ISO or by exercising a NSO. The Company is not entitled to a deduction in connection with a disposition of options shares, except in the case of a disposition of shares acquired under an ISO before the applicable ISO holding periods have been satisfied.

     RECOMMENDATION OF THE BOARD OF DIRECTORS -- THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 1997 STOCK INCENTIVE PLAN.

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     The firm of KPMG Peat Marwick L.L.P. has been Company's Accountant of record since August, 1990, and Company is expected to select that firm for the audit of the current fiscal year's records. It is expected that a representative of KPMG Peat Marwick L.L.P. will be present at the Annual Meeting to answer shareholders's questions and will be given an opportunity to make a statement.

                                 OTHER MATTERS

     The Board of Directors does not know of any other business to be presented at the Annual Meeting; however, if any other matters come before the Annual Meeting comes, it is the intention of the persons named in the accompanying Proxy to vote pursuant to the Proxy in accordance with their judgment in such matters.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          --------------------------------------

                                          /s/ Robert M. Rhodes
                                          Robert M. Rhodes
                                          Senior Vice President and General
                                          Counsel

Dated April 11, 1997.

                                                                      APPENDIX A


                             ST. JOE CORPORATION

                          1997 STOCK INCENTIVE PLAN

                    (AS ADOPTED EFFECTIVE JANUARY 7, 1997)

                               TABLE OF CONTENTS



ARTICLE 1. INTRODUCTION ...................................................      1

ARTICLE 2. ADMINISTRATION .................................................      1
 2.1 Committee Composition ................................................      1
 2.2 Committee Responsibilities ...........................................      1

ARTICLE 3. SHARES AVAILABLE FOR GRANTS ....................................      1
 3.1 Basic Limitation .....................................................      1
 3.2 Additional Shares ....................................................      2

ARTICLE 4. ELIGIBILITY ....................................................      2
 4.1 Nonstatutory Stock Options and Restricted Shares .....................      2
 4.2 Incentive Stock Options ..............................................      2

ARTICLE 5. OPTIONS ........................................................      2
 5.1 Stock Option Agreement ...............................................      2
 5.2 Number of Shares .....................................................      2
 5.3 Exercise Price .......................................................      2
 5.4 Exercisability and Term ..............................................      2
 5.5 Effect of Change in Control ..........................................      3
 5.6 Modification or Assumption of Options ................................      3
 5.7 Buyout Provisions ....................................................      3

ARTICLE 6. PAYMENT FOR OPTION SHARES ......................................      3
 6.1 General Rule .........................................................      3
 6.2 Surrender of Stock ...................................................      3
 6.3 Exercise/Sale ........................................................      3
 6.4 Exercise/Pledge ......................................................      4
 6.5 Promissory Note ......................................................      4
 6.6 Other Forms of Payment ...............................................      4

ARTICLE 7. RESTRICTED SHARES ..............................................      4
 7.1 Time, Amount and Form of Awards ......................................      4
 7.2 Payment for Awards ...................................................      4
 7.3 Vesting Conditions ...................................................      4
 7.4 Voting and Dividend Rights ...........................................      4

ARTICLE 8. PROTECTION AGAINST DILUTION ....................................      5
 8.1 Adjustments ..........................................................      5
 8.2 Dissolution or Liquidation ...........................................      5
 8.3 Reorganization .......................................................      5

ARTICLE 9. AWARDS UNDER OTHER PLANS .......................................      5

ARTICLE 10. LIMITATION ON RIGHTS ..........................................      6
 10.1 Retention Rights ....................................................      6
 10.2 Stockholders' Rights ................................................      6
 10.3 Regulatory Requirements .............................................      6

ARTICLE 11. WITHHOLDING TAXES .............................................      6
 11.1 General .............................................................      6
 11.2 Share Withholding ...................................................      6

ARTICLE 12. FUTURE OF THE PLAN ............................................      7
 12.1 Term of the Plan ....................................................      7
 12.2 Amendment or Termination ............................................      7

ARTICLE 13. DEFINITIONS ...................................................      7

ARTICLE 14. EXECUTION .....................................................      9

                              ST. JOE CORPORATION

                          1997 STOCK INCENTIVE PLAN

     ARTICLE 1. INTRODUCTION.

          The Plan was adopted by the Board effective January 7, 1997. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees and Outside Directors to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees and Outside Directors with exceptional qualifications (c) linking Employees and Outside Directors directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares or Options.

          The Plan shall be governed by, and construed in accordance with, the laws of the State of Florida (excluding their choice-of-law provisions).

     ARTICLE 2. ADMINISTRATION

          2.1 COMMITTEE COMPOSITION. The Plan shall be administered by the Committee. The Committee shall consist exclusively of two or more directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy;

               (a) Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under rule 16b-3 (or its successor) under the Exchange Act; and

               (b) Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under section 162(m)(4)(C) of the Code.

          2.2 COMMITTEE RESPONSIBILITIES. The Committee shall (a) select the Employees and Outside Directors who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) interpret the Plan and (d) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and bidning on all persons.

     ARTICLE 3.  SHARES AVAILABLE FOR GRANTS.

          3.1 BASIC LIMITATION. Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Options and Restricted Shares Awarded under the Plan shall not exceed 1,850,000. The limitations of this Section 3.1 shall be subject to adjustment pursuant to Article 8.

           3.2. ADDITIONAL SHARES. If Options are forfeited or terminate for any other reason before being exercised, then the corresponding Common Shares shall again become available for the grant of Options and Restricted Shares under the Plan. If Restricted Shares are forfeited, then the corresponding Common Shares shall again become available for the grant of NSOs and Restricted Shares (but not ISOs) under the Plan.

      ARTICLE 4. ELIGIBILITY.

           4.1. NONSTATUTORY STOCK OPTIONS AND RESTRICTED SHARES. Only Employees and Outside Directors shall be eligible for the grant of NSOs and Restricted Shares.

           4.2. INCENTIVE STOCK OPTIONS. Only Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(6) of the Code are satisfied.

      ARTICLE 5. OPTIONS.

           5.1. STOCK OPTION AGREEMENT. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are consistent with the Plan. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a cash payment or in consideration of a reduction in the Optionee's other compensation.

           5.2. NUMBER OF SHARES. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 8. Options granted to any Optionee in a single fiscal year of the Company shall not cover more than 1,000,000 Common Shares, except that Options granted to a new Employee in the fiscal year of the Company in which his or her service as an Employee first commences shall not cover more than 1,500,000 Common Shares. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 8.

           5.3. EXERCISE PRICE. Each Stock Option Agreement shall specify the Exercise Price; provided that the Exercise Price shall in no event be less than 100% of the Fair Market Value of a Common Share on the most recent trading day before the date of grant. In the case of an NSO, a Stock Option Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the NSO is outstanding.

           5.4. EXERCISABILITY AND TERM. Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an Option shall in no event exceed 10 years from the date of grant. A Stock Option Agreement may provide for accelerated excercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service.

           5.5. EFFECT OF CHANGE IN CONTROL. The Committee may determine, at the time of granting an Option or thereafter, that all or part of such Option shall become exercisable as to all Common Shares subject to such Option in the event that a Change in Control occurs with respect to the Company.

           5.6. MODIFICATION OR ASSUMPTION OF OPTIONS. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

           5.7. BUYOUT PROVISIONS. The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

      ARTICLE 6. PAYMENT FOR OPTION SHARES.

           6.1. GENERAL RULE. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Shares are purchased, except that the Stock Option Agreement may specify that payment may be made in any form(s) described in this
Article 6.

           6.2. SURRENDER OF STOCK. To the extent that this Section 6.2 is applicable, payment for all or any part of the Exercise Price may be made with Common Shares which are already owned by the Optionee. Such Common Shares shall be valued at their Fair Market Value on the most recent trading day before the date when the new Common Shares are purchased under the Plan. The Optionee shall not surrender Common Shares in payment of the Exercise Price if such surrender would cause the Company to recognize compensation expense with respect to the Option for financial reporting purposes.

           6.3. EXERCISE/SALE. To the extent that this Section 6.3 is applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Common Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

           6.4. EXERCISE/PLEDGE. To the extent that this Section 6.4 is applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Common Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

           6.5. PROMISSORY NOTE. To the extent that this Section 6.5 is applicable, payment may be made with a full-recourse promissory note.

           6.6. OTHER FORMS OF PAYMENT. To the extent that this Section 6.6 is applicable, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

      ARTICLE 7. RESTRICTED SHARES.

           7.1. TIME, AMOUNT AND FORM OF AWARDS. Each grant of Restricted Shares under the Plan shall be evidenced by a restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are consistent with the Plan. The provisions of the various restricted Stock Agreements need not be identical.

           7.2. PAYMENT FOR AWARDS. To the extent that an Award is granted in the form of Restricted Shares, the Award recipient, as a condition to the grant of such Award, may be required to pay the Company in cash or cash equivalents an amount equal to the par value of such Restricted Shares.

           7.3. VESTING CONDITIONS. Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Award Agreement. The Committee may include among such conditions the requirement that the performance of the Company or a business unit of the Company (as determined by the Company's independent auditors) for a specified period of one or more years equal or exceed a target determined in advance by the Committee. Such target shall be based on one or more of the criteria set forth in Schedule A. The Committee shall determine such target not later than the 90th day of such period. In no event shall the number of Restricted Shares which are subject to performance-based vesting conditions and which are granted to any Participant in a single calendar year exceed 500,000, subject to adjustment in accordance with
Article 8. A Stock Award Agreement may provide for accelerated vesting in the event of the Participant's death, disability or retirement or other events. The Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company.

           7.4. VOTING AND DIVIDEND RIGHTS. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company's other stockholders. A Stock Award Agreement, however, may require that the holders of Restricted

Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

      ARTICLES.  PROTECTION AGAINST DILUTION.

           8.1. ADJUSTMENTS. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a declaration of a dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, a recapitalization, a spinoff or a similar occurrence, the Committee shall make such equitable adjustments as it, in its sole discretion, deems appropriate in one or more of (a) the number of Options and Restricted Shares available for future Awards under Article 3,
(b) the limitations set forth in Section 5.2, (c) the number of Common Shares covered by each outstanding Option or (d) the Exercise Price under each outstanding Option. Except as provided in this Article 8, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

           8.2. DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, the Committee shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Committee in its discretion may provide for an Optionee to have the right to exercise his or her Options until 10 days prior to such transaction as to some or all of the Common Shares covered thereby, including Common Shares as to which the Options would not otherwise be exercisable. In addition, the Committee may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or to any Restricted Shares shall lapse as to some or all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent not previously exercised, Options shall terminate immediately prior to the consummation of such proposed action.

           8.3. REORGANIZATION. In the event that the Company is a party to a merger or other reorganization, outstanding Options and Restricted Shares shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the continuation of outstanding Awards by the Company (if the Company is a surviving corporation), for their assumption by the surviving corporation or its parent or subsidiary, for the substitution by the surviving corporation or its parent or subsidiary of its own awards for such Awards, for accelerated vesting and accelerated expiration, or for settlement in cash or cash equivalents.

      ARTICLE 9. AWARDS UNDER OTHER PLANS.

           The Company may grant awards under other plans or programs. Such awards may be settled in the form of Common Shares issued under this Plan. Such Common Shares shall be treated for all purposes under the Plan like Restricted Shares and shall, when issued, reduce the number of Common Shares available for the grant of Restricted Shares under Article 3.

      ARTICLE 10.  LIMITATION ON RIGHTS.

           10.1. RETENTION RIGHTS. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee or Outside Director. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the service of any Employee or Outside Director at any time, with or without cause, subject to applicable laws, the Company's certificate of incorporation and bylaws and a written employment agreement (if any).

           10.2. STOCKHOLDERS' RIGHTS. A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or, in the case of an Option, the time when he or she becomes entitled to receive such Common Shares by filing a notice of exercise and paying the Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

           10.3. REGULATORY REQUIREMENTS. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

      ARTICLE 11.  WITHHOLDING TAXES.

           11.1 General. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.

           11.2. SHARE WITHHOLDING. The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired. Such Common Shares shall be valued at their Fair Market Value on the most recent trading day before the date when taxes otherwise would be withheld in cash.

               ARTICLE 12.  FUTURE OF THE PLAN.

           12.1. TERM OF THE PLAN. The Plan, as set forth herein, shall become effective on January 7, 1997. The Plan shall remain in effect until it is terminated under Section 12.2, except that no ISOs shall be granted after January 6, 2007.

           12.2. AMENDMENT OR TERMINATION. The Board may, at any time and for any reason, amend or terminate the Plan. An amendment of the Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations or rules. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

      ARTICLE 13. DEFINITIONS.

           13.1. "AFFILIATE" means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

           13.2. "AWARD" means any award of an Option or a Restricted Share under the Plan.

           13.3. "BOARD" means the Company's Board of Directors, as constituted from time to time.

           13.4. "CHANGE IN CONTROL" means that:

                 (a) 30% or more of the outstanding voting stock of the Company is acquired by any person or group other than the Alfred I. DuPont
Testamentary Trust and the Nemours Foundation, except that this Subsection (a) shall not apply as long as the Alfred I. DuPont Testamentary Trust or the Nemours Foundation, or any combination of both, owns more voting stock than such person or group; or

                 (b) Stockholders of the Company other than the Alfred I. DuPont Testamentary Trust and the Nemours Foundation vote in a contested election for directors of the Company and through exercise of their votes cause the replacement of 50% or more of the Company's directors (the mere change of 50% or more of the members of the Board does not cause a Change in Control unless it occurs as a result of a contested election); or

                 (c) The Company is a party to a merger or similar transaction as a result of which the Company's stockholders own 50% or less of the surviving entity's voting securities after such merger or similar transaction.

        No Change in Control occurs in any event as long as the combined ownership of the Alfred I. DuPont Testamentary Trust and the Nemours Foundation exceeds 50% of the outstanding voting stock of the Company.

           A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

           13.5. "CODE" means the Internal Revenue Code of 1986, as amended.

           13.6. "COMMITTEE" means the Compensation Committee of the Board, as further described in Article 2.

           13.7. "COMMON SHARE" means one share of the common stock of the Company.

           13.8. "COMPANY" mews St. Joe Corporation, a Florida corporation.

           13.9. "EMPLOYEE" means a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

           13.10. "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

           13.11 "EXERCISE PRICE" means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement.

           13.12. "FAIR MARKET VALUE" means the closing price of Common Shares, as stated in The New York Stock Exchange Composite Transactions Report and reported in The Wall Street Journal. If a closing price of Common Shares is not stated in The New York Stock Exchange Composite Transactions Report, the Fair Market Value of Common Shares shall be determined by the Committee in good faith on such basis as it deems appropriate. The determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

           13.13. "ISO" means an incentive stock option described in section 422(b) of the Code.

           13.14. "NSO" means a stock option not described in sections 422 or 423 of the Code.

           13.15. "OPTION" means an ISO or NSO granted under the Plan and entitling the holder to purchase Common Shares.

           13.16. "OPTIONEE" means an individual or estate who holds an Option.

           13.17. "OUTSIDE DIRECTOR" means a member of the Board who is not an employee. Service as an Outside Director shall be considered employment for all purposes of the Plan other than Section 4.2.

           13.18. "PARENT" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

           13.19. "PARTICIPANT" means an individual or estate who holds an Award.

           13.20. "PLAN" means this St. Joe Corporation 1997 Stock Incentive Plan, as amended from time to time.

           13.21. "RESTRICTED SHARE" means a Common Share awarded under the Plan.

           13.22. "STOCK AWARD AGREEMENT" means the agreement between the Company and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.

           13.23. "STOCK OPTION AGREEMENT", means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

           13.24. "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

      ARTICLE 14.  EXECUTION.

           To record the adoption of the Plan by the Board, the Company has caused its duly authorized officer to affix the corporate name and seal hereto.


                                       ST. JOE CORPORATION


                                       By
                                         ---------------------------------

                                  SCHEDULE A


                             PERFORMANCE CRITERIA



Cash Flow                          Expense Reduction

Earnings                           Revenue Growth

Earnings per Share                 Stock Price Increase

Operating Income

Return on Assets

Return on Equity

Return on Invested Capital

Total Shareholder Return

Growth in any of the above
measures

                                                                     Appendix

                                     PROXY

                              ST. JOE CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 13, 1997.

    The undersigned having received Notice of Annual Meeting and Proxy Statement dated March 31, 1997, appoints Peter S. Rummell as Proxy with full power of substitution to represent the undersigned and to vote all shares of common stock of St. Joe Corporation, which the undersigned is entitled to vote at the Annual Meeting of Shareholders, to be held on Tuesday, May 13, 1997, at 10:30 a.m. Eastern Daylight Savings Time, at the Hilton Hotel & Towers, Duval Ballroom A & B, 1201 Riverplace Boulevard, Jacksonville, Florida, or at any continuance thereof, with discretionary authority as provided in the Proxy Statement.

    In his discretion, the Proxy holder is authorized to vote upon such business as may properly come before the Meeting, hereby revoking all prior proxies to vote the same shares.

    Your vote is important. Please sign and date and return this card promptly to First Union National Bank, 230 South Tryon Street, Charlotte, North Carolina 28288, Attn.: Proxy Tabulation Unit, in the enclosed envelope, so that your shares can be represented at the meeting.

    Please mark votes as in this example: [X]

    This Proxy will be voted as directed. If no direction is made, it will be voted "For" the proposals set forth on this card. The Board of Directors recommends a vote "FOR" the following proposals.

             (Continued and to be dated and signed on reverse side)

                             (Continued from front)

1.  ELECTION OF DIRECTORS

    Nominees:  J. C. Berlin, R. B. Newton, Jr., J. J. Quindlen, W. L. Ravell, P.
               S. Rummell, F. S. Shaw, Jr., W. L. Thornton, C. F. Zellers, Jr.

    [ ] FOR Nominees [ ] WITHHELD from all Nominees [ ] FOR, except vote withheld from the following nominees

--------------------------------------------------------------------------------

2.  APPROVAL OF THE 1997 STOCK INCENTIVE PLAN

    See Proposal No. 2 in the Enclosed Proxy Statement for more information on the Plan.

   [ ]  FOR         [ ]  AGAINST         [ ]  ABSTAIN

                                           X____________________________________

                                           X____________________________________

                                           Date_________________________________

                                           Please sign exactly as name appears
                                           on shares. Joint owners should each
                                           sign. When signing as a fiduciary or
                                           for an estate, trust, corporation, or
                                           partnership, your title or capacity
                                           should be stated.